TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Financial Statements Three Months Ended March 31, 2025

TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Financial Statements Three Months Ended March 31, 2025

TerraSource Holdings, LLC and Subsidiaries Contents Unaudited Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheet (Unaudited) 3-4 Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited) 5 Condensed Consolidated Statement of Changes in Members’ Equity (Unaudited) 6 Condensed Consolidated Statement of Cash Flows (Unaudited) 7 Notes to Condensed Consolidated Financial Statements (Unaudited) 8-22

Unaudited Condensed Consolidated Financial Statements

March 31, 2025 Assets Current Assets Cash and cash equivalents $ 2,485,000 Accounts receivable, net 23,751,766 Contract assets 11,831,506 Inventories, net 37,622,116 Prepaid expenses and other current assets 6,169,225 Total Current Assets 81,859,613 Property and Equipment, net 18,965,126 Other Assets Restricted cash 255,847 Intangible assets, net 17,795,269 Goodwill 26,241,565 Right-of-use assets, net - operating leases 6,240,761 Right-of-use assets, net - financing leases 78,548 Total Other Assets 50,611,990 Total Assets $ 151,436,729 See accompanying notes to the condensed consolidated financial statements (unaudited). TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Balance Sheet (Unaudited) 3

March 31, 2025 Liabilities and Members' Equity Current Liabilities Accounts payable $ 15,077,909 Accrued liabilities 10,725,534 Accrued payroll and payroll related expenses 3,388,876 Customer deposits 8,448,242 Contract liabilities 555,937 Line of credit 14,145,193 Notes payable - current portion 3,371,701 Operating lease liabilities - current portion 1,833,486 Finance lease liabilities - current portion 21,238 Total Current Liabilities 57,568,116 Long-Term Liabilities Notes payable, less current portion 16,391,226 Seller note - Related party 31,928,354 Operating lease liabilities, less current portion 4,621,850 Finance lease liabilities, net of current portion 57,513 Deferred tax liabilities 432,589 Total Long-Term Liabilities 53,431,532 Members' Equity Members' equity 40,700,170 Accumulated other comprehensive loss, net of tax (263,089) Total Members' Equity 40,437,081 Total Liabilities and Members' Equity $ 151,436,729 TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Balance Sheet (Unaudited) See accompanying notes to the condensed consolidated financial statements (unaudited). 4

March 31, Three Months Ended 2025 Revenues, net $ 37,619,372 Cost of Revenues (exclusive of depreciation and amortization) 21,950,403 Gross Margin 15,668,969 Operating Expenses Salaries, wages and benefits 5,767,881 General, administrative and other 6,561,917 Depreciation and amortization 1,038,635 Total Operating Expenses 13,368,433 Operating Income 2,300,536 Other (Expense)/ Income Interest expense (1,558,208) Foreign currency loss, net (257,293) Other income, net 4,895,456 Total Other Expense, net 3,079,955 Income before provision for income taxes 5,380,491 Income tax expense 959,104 Net Income $ 4,421,387 Other Comprehensive Loss, Net of Tax: Foreign currency translation adjustment 321 Comprehensive Income $ 4,421,708 TerraSource Holdings, LLC and Subsidiaries See accompanying notes to the condensed consolidated financial statements (unaudited). Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited) 5

Accumulated Other Total Comprehensive Members' Members' Equity Income (Loss) Equity Balances, December 31, 2024 $ 36,278,783 $ (263,410) $ 36,015,373 Foreign currency translation - 321 321 Net income 4,421,387 - 4,421,387 Balances, March 31, 2025 $ 40,700,170 $ (263,089) $ 40,437,081 TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Statement of Changes in Members' Equity (Unaudited) Three Months Ended March 31, 2025 See accompanying notes to the condensed consolidated financial statements (unaudited). 6

March 31, Three Months Ended 2025 Cash Flows From Operating Activities: Net income $ 4,421,387 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 1,038,635 Bad debt expense 11,014 Deferred income taxes (67,869) Accrual of interest on note payable 114,494 (Increase) decrease in: Accounts receivable (2,054,977) Contract assets (3,170,399) Inventories, net (348,096) Prepaid expenses and other current assets (1,285,103) Right of Use Assets - Operating leases 466,530 Right of Use Assets - Finance leases 4,643 Increase (decrease) in: Accounts payable and accrued liabilities 2,983,648 Accrued payroll and payroll related expenses (755,140) Customer deposits and contract liabilities 1,336,429 Operating lease liabilities (451,100) Net Cash Provided By Operating Activities 2,244,096 Cash Flows From Investing Activities Purchases of property and equipment (758,641) Net Cash Used In Investing Activities (758,641) Cash Flows From Financing Activities Line of credit proceeds 17,708,517 Line of credit repayments (18,126,030) Principal payments on finance leases (5,123) Principal repayments on notes payable (859,383) Net Cash Used In Financing Activities (1,282,019) Effect of Exchange Rate Changes on Cash 321 Net Decrease in Cash, Cash Equivalents, and Restricted Cash 203,757 Cash, Cash Equivalents, and Restricted Cash - Beginning 2,537,090 Cash, Cash Equivalents, and Restricted Cash - Ending $ 2,740,847 Classification of Cash and Cash Equivalents Cash and cash equivalents $ 2,485,000 Restricted cash 255,847 Total Cash, Cash Equivalents, and Restricted Cash $ 2,740,847 Supplemental Disclosures: Cash paid for interest $ 1,209,520 See accompanying notes to the condensed consolidated financial statements (unaudited). TerraSource Holdings, LLC and Subsidiaries Condensed Consolidated Statement of Cash Flows (Unaudited) 7

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 8 1. Nature and Scope of Business TerraSource Holdings, LLC (the Company) is a holding company for wholly owned subsidiary TerraSource Global Corporation (TSGC) and Elgin Power and Separation Solutions (Elgin). TSGC is the sole owner of Jeffrey Radar Canada Company (JR Canada), Jeffrey Radar AB (JR Sweden), TerraSource China (TS China). TSGC manufactures equipment including crushers, feeders, separators, sizers, and waste management solutions. Elgin operates a diversified group of middle- market equipment manufacturing businesses supplying custom-designed, highly engineered products used by a wide variety of customers in the industrial equipment, mining, mineral processing and electric utility, liquid/solid separation and dewatering industries primarily within the United States of America and certain international markets. Elgin is the sole owner of Norris Screen and Manufacturing, LLC, Tabor Machine Company, LLC, Elgin Separation Solutions Industrials, LLC, CMI/CSI LLC. During May 2024, the Company acquired the assets of Peninsula Iron Works, an Oregon corporation through its new formed entity PIW TSG, LLC (PIW). PIW provides refurbishing, rebuilding, and parts manufacturing for capital equipment and large assemblies across the mining, metal products/fabrication, steel recycling/making, as well as building products and industrial equipment industries. 2. Summary of Significant Accounting Policies Basis of Presentation The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted in accordance with U.S. GAAP for interim financial statements. The unaudited condensed consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. All such adjustments are of a normal and recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2024. Principles of Consolidation The unaudited condensed consolidated financial statements are on the accrual basis of accounting and include the accounts of the Company, TSGC, PIW, Elgin, and their subsidiaries. All intercompany accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements. Use of Estimates The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 9 Cash and Cash Equivalents All highly liquid instruments with an original maturity of three months or less at the time of purchase are classified as cash and cash equivalents. Accounts Receivable Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to such receivables that are more than 90 days past due. Allowance for Credit Losses Receivables are stated at their estimated collectible amounts and comprise amounts billed and currently due from customers. The Company extends credit to customers in the normal course of business. Collections from customers are continuously monitored and an allowance for credit losses is maintained based on historical experience adjusted for current conditions and reasonable forecasts taking into account geographical and industry-specific economic factors. The Company also considers any specific customer collection issues. Since the Company’s trade receivables are largely similar, the Company evaluates its allowance for credit losses as one portfolio segment. At origination, the Company evaluates credit risk based on a variety of credit quality factors including prior payment experience, customer financial information, credit ratings, probabilities of default, industry trends and other internal metrics. On a continuing basis, data for each major customer is regularly reviewed based on past-due status to evaluate the adequacy of the allowance for credit losses; actual write-offs are charged against the allowance. As of March 31, 2025, the allowance for credit losses was approximately $1,510,000. Inventories Inventories are stated at the lower of standard cost (which approximates the first-in, first-out method) or net realizable value, except as follows. Elgin inventories are stated at the lower of average cost or net realizable value. PIW inventories are stated at the lower of cost or net realizable value, cost is determined using the first-in, first-out (FIFO) method. Inventory items are evaluated by management for obsolescence. An inventory reserve, based on certain characteristics evaluated by management, is evaluated on an annual basis and inventory is adjusted to its net realizable value. As of March 31, 2025, the inventory reserve was $4,516,024. Property and Equipment Property and equipment are stated at cost, with the exception of property and equipment for PIW acquired on May 31, 2024, which were stated at fair value at that time. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. Assets purchased, but not placed in service, are capitalized and depreciation or amortization is not computed until the asset is placed in service. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income, in the period that they occur.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 10 The estimated useful lives used to depreciate property and equipment are as follows: Building and improvements 4-26 years Computer software and equipment 1-3 years Furniture and fixtures 4-6 years Machinery and equipment 3-15 years Vehicles 1-3 years Impairment of Long-Lived Assets The Company reviews the recoverability of long-lived assets, including property and equipment, when events or changes in circumstances occur that indicate the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future undiscounted cash flows. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of future cash flows related to long-lived assets, as well as other fair value determinations. Management has determined that no impairment existed as of March 31, 2025. Goodwill and Intangible Assets Goodwill represents the excess of purchase price over fair value of net assets acquired in a business combination. Goodwill is not subject to amortization but instead is reviewed for impairment at least annually, or upon the occurrence of a triggering event, and the Company is required to record any necessary impairment adjustments. When testing goodwill for impairment, the Company first assesses the qualitative factors to determine whether it is “more likely than not” that the fair value of the Company is less than its carrying amount. Alternatively, the Company may proceed immediately to comparing the fair value of the Company to its carrying value. If it is determined that it is “more likely than not” that the fair value of the Company is less than its carrying value, a one-step impairment test will be applied to goodwill whereby impairment will be recognized equal to the excess of the Company’s carrying amount over its fair value, not to exceed the carrying amount of goodwill. When performing a quantitative analysis, the Company estimates fair value using market information (market approach) and cash flow projections (income approach). The income approach uses the Company’s projection of estimated operating results and cash flows that is discounted using a weighted-average cost of capital that reflects market conditions. The projection uses management’s best estimates of projected revenue, costs and cash expenditures, including an estimate of new restaurant openings and related capital expenditures. Other significant estimates include terminal growth rates and working capital requirements. The Company performed a qualitative assessment as of March 31, 2025, and determined that no goodwill impairment was necessary for the three months ended March 31, 2025. Purchased intangible assets that have finite lives are amortized over their useful lives. The Company’s acquired technology and trademarks are being amortized over a period of 5-25 years. The carrying value of definite life intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the amount of the asset may not be recoverable. Management determined that no impairment was required for the period ended March 31, 2025.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 11 Income Taxes The Company is a limited liability company and is therefore not liable for US federal corporation income taxes. Instead, the members are liable for individual income taxes on their interests of the Company’s taxable income. However, TSGC is a domestic C-Corporation and is subject to federal, state and local income taxes. In addition, certain of TSGC’s foreign subsidiaries and an Elgin subsidiary and are subject to foreign income taxes. Income tax expense only includes current and deferred taxes applicable to the income attributable to TSGC and these foreign subsidiaries subject to income taxes. The provision for current income taxes in the accompanying financial statements is provided for the amounts estimated to be payable on tax returns for the three months ended March 31, 2025. Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and the tax basis of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company accounts for uncertainty in income taxes in its unaudited condensed consolidated financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the unaudited condensed consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns. Revenue and Cost Recognition Nature and Scope The Company manufactures custom size reduction and complementary machinery serving a broad range of industries. Due to the nature of the products being sold, revenue may be recognized over- time or at a point-in-time, depending on when the Company has determined that control of its products passes to the customer. The Company recognizes revenues for sales under its capital machinery products line over-time given that sales under this stream are customized to specific customer inputs. The Company has concluded the over-time revenue recognition is appropriate for sales within these categories due to the continuous transfer of control to the customer and that the customer controls the asset as it is created or enhanced. These contracts are treated as a single performance obligation since it is providing a significant service of integrating components into the single end product. Revenues recognized over-time use a cost-based input method, which uses actual costs incurred relative to total estimated contract costs to determine, as a percentage, progress toward contract completion. This percentage is applied to the transaction price to determine the amount of revenue to recognize. Contract costs include all direct labor, material, and other direct and indirect project costs related to contract performance. Costs incurred that do not contribute to satisfying performance obligations are excluded from the cost input calculation as these amounts are not

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 12 reflective of transferring control to the customer or progress completed to date. The Company believes the cost-based input method is the most accurate depiction of performance because it directly measures the value of the services transferred to the customer. When it is probable that total contract costs will exceed total contract revenues, a provision for the estimated expected loss is recorded. Customer contracts generally do not include more than one performance obligation. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration such as early payment discounts, rights of return, and certain deductions of sales price or penalty payments owed to the customer in the event delivery dates are not met. Variable consideration is treated as a reduction of revenue when the product revenue is recorded. The Company uses the most likely amount method to determine the variable consideration. The Company believes there will not be significant changes to estimates of variable consideration when any related uncertainties are resolved with customers. The Company reviews and updates its estimates and related accruals of variable consideration each period based on the terms of the contracts, historical experience, and any recent changes in the market. Any uncertainties in the ultimate resolution of variable consideration due to factors outside of the Company’s influence are typically resolved in a short timeframe therefore not requiring any additional constraint on variable consideration. The Company recognizes revenues for sales of equipment such as vertical centrifuges, horizontal centrifuges, decanter centrifuges, cyclonic separators, shakers and screens, and sale of parts at a point-in-time when control and the risk and rewards of ownership have passed to the customer. These products include standard parts and products that do not require significant customization efforts. Management has performed an assessment of control indicators and concluded that control for these types of products is generally transferred upon shipment of the product to the customer. Service and other revenue is recognized as services are performed, which is typically at a point-in- time. For all product types, the Company has concluded that shipping and handling costs are a fulfillment activity and do not represent an additional performance obligation and have been included as expense in the accompanying unaudited condensed consolidated statement of operations. Contract Estimates Due to the nature of its performance obligations, the estimation of total revenue and cost at completion is subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion. As part of this process, management reviews information including, but not limited to, any outstanding key contract matters, progress toward completion and the related program schedule, and the related changes in estimates of revenues and costs.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 13 The Company recognizes adjustments in estimated profit on contracts under the cumulative catch- up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period in which the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. Contract Assets and Liabilities For revenues recognized over-time, the timing of revenue recognition may differ from the timing of invoicing to customers based upon the Company’s billing practices. In these instances, the Company records a contract asset (unbilled receivables) when revenue is recognized prior to invoicing, or a contract liability (deferred revenue) when revenue is recognized subsequent to invoicing or cash is collected in the form of a deposit. Contract assets therefore include unbilled amounts where revenues that have been recognized over-time under the cost based input method, exceed the amount of invoices that have been sent to the customer. Contract liabilities consist of advance payments and billings in excess of revenues recognized under the cost based input method. For instances where the Company collects upfront payments prior to performing work on a contract or prior to shipping the good, a liability is recorded in the form of a customer deposit. Advance deposits are not considered a significant financing component as the Company expects to recognize those amounts in revenue within a year of the receipt as progress or fulfillment of the performance obligation performed. All contract assets, contract liabilities and customer deposits are recorded as current in the accompanying unaudited condensed consolidated balance sheet as the corresponding contracts associated with the assets and liabilities are less than one year in duration. The Company pays internal and external sales associates commissions based on sales of products and services that therefore represent costs incurred to obtain contracts with its customers. The Company has elected to expense costs attributable to sales commissions given that the amortization period of the commissions would be less than one year. Total sales commissions for the three months ended March 31, 2025 were approximately $1,000,000. Pursuant to disclosure requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, the Company had the following contract assets and liabilities included in its unaudited condensed consolidated balance sheets: March 31, 2025 January 1, 2025 Accounts receivable, net $ 23,751,766 $ 21,707,803 Contract assets 11,831,506 8,661,107 Contract liabilities 555,937 287,963 Customer deposits 8,448,242 7,379,787 Product Warranties The Company does not offer warranty programs with sales of its products as the Company generally provides for an assurance-type warranty when the product is sold. The Company has concluded that these represent assurance-type warranties given that they are not available as a separate option for purchase by the customer and do not represent additional performance obligations within the

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 14 contract. At the time the product revenue is recognized, the Company records a liability for estimated costs under its warranties. The costs are estimated based on historical experience and anticipated rates of warranty claims. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated liability for product warranties is adequate and that the judgment applied is appropriate, the estimated liability for product warranties could differ from future actual warranty costs. Leases A contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying unaudited condensed consolidated balance sheet. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate. The lease term and incremental borrowing rate for each lease requires judgment by management and can impact the classification of leases as well as the value of lease assets and liabilities. ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Lease cost for finance leases includes the amortization of the ROU asset, which is amortized on a straight-line basis and recorded to depreciation and amortization and interest expense on the finance lease liability, which is calculated using the effective interest method and recorded to interest expense. The Company has lease agreements with lease and non-lease components, however the Company has elected the practical expedient to account for the lease and non-lease components as a single lease. Fair Value Measurements ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that inputs that are most observable be used when available. Observable inputs are inputs that market participants operating within the same marketplace as the Company would use in pricing the Company’s assets or liabilities based on independently derived and observable market data. Unobservable inputs are inputs that cannot be sourced from a broad active market in which assets or liabilities identical or similar to those of the Company are traded. The input hierarchy is broken down into three levels based on the degree to which the exit price is independently observable or determinable as follows: • Level 1: Valuations based on quoted prices in active markets for identical assets or liabilities that the entity has the ability to access. Valuation adjustments and block discounts are not

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 15 applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. • Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly. • Level 3: Valuations based on inputs that are unobservable and significant to the overall fair value measurement or for which significant underlying estimates are performed. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. Foreign Currency The reporting currency of the Company and its subsidiaries is the US dollar. Each foreign subsidiary considers its local currency to be its functional currency. Foreign currency-denominated assets and liabilities are translated into U.S. dollars at period-end exchange rates, while revenues and expenses are translated at average rates during the corresponding period and members’ equity accounts are primarily translated at historical exchange rates. Foreign currency translation adjustments are included in the accompanying unaudited condensed consolidated statement of operations and comprehensive income, the cumulative effect of such adjustments is included in the members’ equity section of unaudited condensed consolidated balance sheet. Gains and losses from currency exchange transactions are recorded in the unaudited condensed consolidated statement of operations and comprehensive income. Advertising Costs Costs incurred for producing and communicating advertising are expensed when incurred and included in selling, general and administrative expenses. For the three months ended March 31, 2025, advertising expenses amounted to $228,872. Recently Issued Accounting Pronouncements Not Yet Adopted In November 2024, the FASB issued ASU 2024-03, "Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses", which requires entities to disclose specific types of expenses included in the expense captions presented on the face of the income statement, among other disclosures. The new guidance is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027 on a prospective basis, with retrospective application permitted. The Company is currently evaluating the impact this ASU will have on its financial statement disclosures, but this standard will not impact the Company's results of operations, financial position or cash flows.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 16 3. Cash and Cash Equivalents The Company maintains its cash with multiple different U.S. and foreign financial institutions. Balances in these accounts may periodically exceed federally insured limits. Restricted Cash Restricted cash represents guarantees represented by JRC Sweden to certain customers resulted from contracts with those customers, the restricted cash is maintained in the company’s bank account and restricted by the bank through March 2027. Total restricted cash was $255,847 at March 31, 2025. 4. Contract Assets and Liabilities A summary of contracts in progress was as follows as of March 31, 2025: Costs on contracts in progress $ 9,712,193 Estimated earnings 9,176,967 Contract revenue earned on uncompleted contracts 18,889,160 Less: billings to date 7,613,591 Contract assets, net $ 11,275,569 Presented in the unaudited condensed consolidated balance sheet as of March 31, 2025: Contract assets $ 11,831,506 Contract liabilities 555,937 Contract assets, net $ 11,275,569 5. Inventories Inventories consisted of the following at March 31, 2025: Raw materials $ 14,013,183 Finished goods 28,124,958 42,138,141 Less: reserve (4,516,025) Inventories, net $ 37,622,116

TerraSource Holdings, LLC and Subsidiaries

Notes to the Condensed Consolidated Financial Statements (unaudited)

6. Property and Equipment

Property and equipment consisted of the following at March 31, 2025:

Land	$	1,190,195
Building and improvements		7,632,083
Computer software and equipment		1,878,116
Furniture and fixtures		90,926
Machinery and equipment		12,051,622
Vehicles		1,102,107
Construction in progress		1,325,017
		25,270,066
Less: accumulated depreciation		(6,304,940)
Property and equipment, net	$	18,965,126

Depreciation expense for the three months ended March 31, 2025 totaled $647,509.

7. Goodwill and Intangible Assets

The following summarizes changes to goodwill during the three months ended March 31, 2025:

		TerraSource Global Corporation		Peninsula Iron Works		Total
Balance, January 1, 2025	$	21,290,768	$	4,950,797	$	26,241,565
No acquisitions		-		-		-
Goodwill, March 31, 2025	$	21,290,768	$	4,950,797	$	26,241,565

The Company has not recorded any impairments to goodwill during the three months ended March 31, 2025, nor has any accumulated impairments.

The following summarizes the Company's intangible assets as of March 31, 2025:

		Gross Carrying Value		Accumulated Amortization		Net Carrying Value
Trade Names and Trademarks	$	8,900,000	$	(801,667)	$	8,098,333
Customer Relationships		10,380,000		(1,465,541)		8,914,459
Technology		1,358,914		(576,437)		782,477
Total	$	20,638,914	$	(2,843,645)	$	17,795,269

Amortization of intangible assets totaled $393,345 for the period ended March 31, 2025.

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TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 18 8. Line of Credit During January 2023, the Company entered into a revolving line of credit agreement with a bank. Portions of the loan bear interest at either the secured the overnight financing rate (SOFR) rate plus a margin based on the Company’s leverage ratio (6.91% at March 31, 2025) or the Wall Street Journal (WSJ) prime rate plus a margin based on the Company’s leverage ratio (9.0% at March 31, 2025). The line of credit has maximum available borrowings of an aggregate principal not exceeding the amount of lender’s revolver commitment of $21,500,000 and matures January 2028. So long as no default or event of default has occurred, the Company may request an increase in the aggregate revolver commitment by an amount not exceeding $10,000,000 provided that any such request for an increase shall be in a minimum amount of $5,000,000. The line of credit is secured by all assets owned by the Company. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of March 31, 2025. The line of credit had a balance of $14,145,193 as of March 31, 2025, including $10,500,000 based on the SOFR-based rate, and $3,645,193 based on the WSJ-based rate. 9. Notes Payable March 31, 2025 During January 2023, in connection with acquiring the outstanding limited liability company membership interests of Elgin the Company entered into a credit agreement with a lender for a term loan. The loan will bear interest at the secured overnight financing rate (SOFR) margin rate plus 2.6% (7.01% at March 31, 2025). The loan matures January of 2028 and requires monthly principal and interest payments on the first of each month of $83,614. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of March 31, 2025. $ 7,780,246 On October 22, 2021, Right Lane Industries LLC (RLI) acquired a majority interest and full operational control of the Company for a purchase price of approximately $25,600,000. The purchase price was financed as a seller note and is payable in full during October 2026. Interest accrues at 7.0% per annum for the first 24 months and 8.0% per annum thereafter and is payable on a semi-annual basis commencing October 2023 and shall be paid by capitalizing the amount of such interest by adding such amount to the principal. If the Company enters into a credit facility with a senior lender, and such lender enters into a subordination agreement with the holder of the seller note, interest during the first 24 months shall be reduced to 6.0% per annum. The seller note is secured by substantially all assets of the Company. 31,928,354

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 19 March 31, 2025 On acquiring PIW, the purchase price was financed partially by a seller note of $5,500,000 that is payable in full, including accrued and unpaid interest during May 2029. Interest accrues at 8.0% per annum and shall be paid by capitalizing the amount of such interest by adding such amount to the principal.. 5,839,187 On acquiring Elgin, the Company assumed a loan of $425,248 that was prior to acquisition obtained by Elgin for a building in August of 2017. There is no interest payable on the loan. The loan matures in August of 2032 and requires monthly principal of $2,917. 259,583 During May 2024, the Company made additional borrowings to finance the purchase price of PIW with the existing lender through term loan. The loan will bear interest at the secured overnight financing rate (SOFR) margin rate plus 3.6% (8.01% at March 31, 2025). The loan matures May of 2027 and requires monthly principal and interest payments on the first of each month of $194,444. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of March 31, 2025. 5,250,000 Other equipment and vehicles loans with interest rates range from 6.85% to 7.43%. All loans mature by August 2029. 633,911 Total 51,691,281 Less current portion 3,371,701 Long-term portion $ 48,319,580 10. Leases Commitments Operating Lease Commitments The Company has operating leases primarily relating to offices and facilities. The Company’s leases have remaining lease terms of 1 year to 5 years. The following summarizes the components of lease expense which is included in the general and administrative expenses in the statement of operations and comprehensive income for the three months ended March 31, 2025: Operating lease cost $ 602,234 Short term lease cost 95,132 Total lease expense $ 697,366

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 20 Finance Lease Commitments Lease cost for finance leases includes the amortization of the ROU asset, which is amortized on a straight-line basis and recorded to depreciation and amortization and interest expense on the finance lease liability, which is calculated using the effective interest method and recorded to interest expense. The Company leases various equipment (Forklifts) under finance leases for use by the manufacturing facilities. These leases are for four years and expire at various dates through September 2028. Monthly payments on those leases are $2,090. The Company recognized rent expense associated with finance leases as follows: Three months ended March 31, 2025 Finance lease cost: Amortization of ROU assets $ 5,618 Interest on lease liabilities 1,147 Total Finance Lease Cost $ 6,765 The following summarizes additional information related to leases for the three months ended March 31, 2025: Amount Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating leases $ 588,225 Financing cash flows from finance leases 5,098 Operating cash flows from finance leases 1,171 Non-cash investing and financing activities: New finance lease liabilities - New operating lease liabilities 135,680 Weighted-average remaining lease term in years for operating leases 3.43 Weighted-average discount rate for operating leases 8.25% Weighted-average remaining lease term in years for finance leases 3.45 Weighted-average discount rate for finance leases 5.73% 11. Revenues Revenues within the accompanying statement of income were recognized as follows for the period ended March 31, 2025: Over time $ 11,978,350 Point in time 25,641,022 Revenues, net $ 37,619,372

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 21 12. Related Party – Management Fee Arrangement For the period ended March 31, 2025, RLI charged the Company a management fee in exchange for certain management, consulting and advisory services. Management fee expense amounted to $343,143 for the three months ended March 31, 2025, and is included within general, administrative and other expenses in the accompanying unaudited condensed consolidated statement of operations and comprehensive income. The management fee is calculated as 8.75% of EBITDA and is payable monthly in arrears. See Note 10 for the Seller note of $25,600,000 that was obtained for financing the acquisition by RLI. The note payable, including capitalized interest, had a balance of $31,928,354 as of March 31, 2025. 13. Income Taxes In the three months ended March 31, 2025, income tax expense from continuing operations was approximately $970,000, resulting in an effective tax rate of 18%. Our effective tax rate for the three months ended March 31, 2025 is not reflective of the U.S. statutory rate due to certain entities within the group being treated as flow-through entities and not being subject to entity-level income taxes. We are subject to federal income tax in the United States and numerous countries that have statutory tax rates different than the U.S. federal statutory rate of 21%. We provide for income taxes based on the tax laws and rates in the jurisdictions where we conduct operations. These jurisdictions may have regimes of taxation that vary in both nominal rates and the basis on which these rates are applied. Our consolidated effective income tax rate can vary from period to period due to these foreign income tax rate variations, changes in the jurisdictional mix of our income, and valuation allowances. 14. Employee Retirement Plans The Company maintains a 401(k) plan (the 401(k) Plan) for the benefit of all full-time employees. Employees may make voluntary contributions to the 401(k) Plan. The Company has the option, but not the requirement, of contributing to the 401(k) Plan. The Company’s contributions for the three months ended March 31, 2025 totaled $260,299. 15. Contingencies From time to time the Company may be subject to lawsuits, disputes and other charges from current or former employees, service providers and others. In the opinion of management, any open matters will not have a material effect upon the consolidated financial position, results of operations or cash flows of the Company. During January 2025, the Company received proceeds of $5,191,495 from its insurance provider for a claim related to ongoing litigation that was filed in January 2024, which is recorded in the unaudited condensed consolidated statement of operations in the other income.

TerraSource Holdings, LLC and Subsidiaries Notes to the Condensed Consolidated Financial Statements (unaudited) 22 16. Subsequent Events Subsequent events are defined as events or transactions that occur after the balance sheet date, but before the unaudited condensed consolidated financial statements are issued or are available to be issued. Management has evaluated subsequent events through September 10, 2025, the date on which the unaudited condensed consolidated financial statements were available to be issued. On July 1, 2025, the Company was acquired by Astec Industries, Inc. for a purchase price of $256.4 million in cash, subject to customary purchase price adjustments.